SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 20, 2000

                            CROWN ENERGY CORPORATION
              -----------------------------------------------------
             (Exact name of registrant as specified in its charter)


           Utah                      0-19365                   87-0368981
-----------------------------   --------------------     ---------------------
 State or other jurisdiction     Commission File No.       IRS Employer ID #
     of incorporation


             215 South State, Suite 650, Salt Lake City, Utah 84111
            ---------------------------------------------------------
               Address and zip code of principal executive offices


                                  801-537-5610
                             ----------------------
                          Registrant's telephone number

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Item 1.  Changes in Control of Registrant

         Not Applicable

Item 2. Acquisition or Disposition of Assets

         Not Applicable

Item 3.  Bankruptcy or Receivership

         Not Applicable

Item 4.  Changes in Registrant's Certifying Accountant

         Not Applicable

Item 5.  Other Events

         Crown Energy Corporation (together with its affiliates, the "Company") is the majority-owner of Crown Asphalt Distribution, L.L.C. ("Crown Distribution"), a limited liability company in which MCNIC Pipeline & Processing Company, a Michigan corporation ("MCNIC") is also an approximately 49% owner. Under the Operating Agreement applicable to Crown Distribution, MCNIC initially advanced sums to Crown Distribution under a working capital loan (the "Loan") which was due and payable on or before by December 31, 1999. The Company and Crown Distribution maintain that in July 1999, MCNIC agreed in writing to "roll" the balance of the Loan into the existing line of credit facility (the "Credit Line") which is not yet due or payable.

         On March 27, 2000, MCNIC delivered to Crown Distribution a notice of default with respect to the Loan, and demanded payment of the outstanding principal balance plus all interest accrued thereon. Subsequently, the Company and Crown Distribution have engaged in considerable discussions with MCNIC in an attempt to resolve the claims and demands made by MCNIC against Crown Distribution.

         On June 20, 2000, MCNIC filed a Complaint in the Third Judicial District Court, Salt Lake County, Utah, against Crown Distribution. The action seeks to foreclose on alleged mortgage and security interest in and to certain real and personal property of Crown Distribution, which property constitutes a substantial part of the operating assets of Crown Distribution.

         In summary, in its Complaint MCNIC does not acknowledge its prior commitment to "roll" the Loan into the Credit Line and alleges that Crown Distribution is in default on the promissory note evidencing the Loan to Crown Distribution in the amount of $7,141,930.00. MCNIC further alleges that the

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total amount owed by Crown Distribution to MCNIC is in excess of $15,000,000, as well as interest at the rate of 18% from January 1, 2000 until paid in full. The Complaint also seeks the appointment of a receiver to ensure and protect the interests of MCNIC in the property of Crown Distribution, pending a determination by the Court of the merits of the Complaint.

         The Company and Crown Distribution intend to vigorously defend against this litigation and believe that they have certain available defenses, claims and counterclaims. The Company's and Crown Distribution's managements further believe that certain of MCNIC's allegations are lacking in either legal or factual basis. However, litigation is inherently uncertain and the Company and Crown Distribution are therefore unable to predict the outcome of the litigation. Interested persons should note that, in the event MCNIC prevails in the action against Crown Distribution, and depending upon the extent and nature of any relief granted by the Court, Crown Distribution may be severely and adversely impacted and may lose possession of some or all of its primary assets and sources of revenues. Further, since Crown Distribution provides a very significant portion of the Company's revenues from operations, the Company is likely to be materially and adversely impacted by any adverse outcome of MCNIC's litigation.

Item 6.  Resignation of Registrant's Directors

         Not Applicable

Item 7.  Financial Statement, Pro Forma Financial Information and Exhibits

         Not Applicable

Item 8.  Changes in Fiscal Year

         Not Applicable

                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     CROWN ENERGY CORPORATION


                                                     /s/ Alexander L. Searl
                                                     ---------------------------
                                                     Alexander L. Searl
                                                     Chief Operating Officer and
                                                     Chief Financial Officer

DATED:  June 27, 2000

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